UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     January 12, 2001
                                                   -------------------

                      GREAT AMERICAN BANCORP, INC.
----------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


        Delaware                  000-25808           52-1923366
----------------------------------------------------------------------
(State or other jurisdiction    (Commission        (I.R.S. Employer
    of incorporation)            File Number)    Identification Number)


1311 S. Neil St., P.O. Box 1010, Champaign, IL          61824-1010
----------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

                           (217) 356-2265
----------------------------------------------------------------------
         (Registrant's telephone number, including area code)




Item 5.  Other Events.

The Registrant incorporates by reference the press releases dated January 12, 2001 attached as Exhibit 20, relating to the unaudited results for the fiscal year ended December 31, 2000 and the announcement of the 2001 Annual Meeting of Stockholders.

Item 7.  Financial Statements and Exhibits.

The Registrant incorporates by reference the press releases dated January 12, 2001 attached as Exhibit 20, relating to the unaudited results for the fiscal year ended December 31, 2000 and the announcement of the 2001 Annual Meeting of Stockholders.











                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Great American Bancorp, Inc.
                                     ----------------------------
                                              (Registrant)

Date    January 17, 2001              /s/ Jane F. Adams
    ---------------------------      ----------------------------
                                     Chief Financial Officer







                            EXHIBIT INDEX
                        ---------------------

Exhibit
  No.                      Description               Method of Filing
----------------------------------------------------------------------
  20                       News Releases              Filed herewith
                           Dated January 12, 2001




Exhibit 20

NEWS RELEASE


FOR IMMEDIATE RELEASE
January 12, 2001

Contact:  Ms. Jane F. Adams
          Chief Financial Officer and Investor Relations
          (217) 356-2265

                       GREAT AMERICAN BANCORP, INC.
         PRELIMINARY UNAUDITED RESULTS 2000 - NET INCOME $983,000


Champaign, Illinois - Great American Bancorp, Inc. (Nasdaq NMS/GTPS), the holding company for First Federal Savings Bank of Champaign-Urbana, reported earnings of $983,000 for the year ended December 31, 2000, an increase of $339,000, or 52.6%, above the $644,000 reported for the same period in 1999. Basic earnings per share were $0.92 in 2000, compared to $0.53 in 1999, while fully diluted earnings per share were $0.91 in 2000, compared to $0.52 in 1999.

Net interest income was $5,755,000 for the year ended December 31, 2000, compared to $5,710,000 for the year ended December 31, 1999, an increase of $45,000. The provision for loan losses was $300,000 in 2000 compared to $573,000 in 1999, a decrease of $273,000, or 47.6%. The higher provision in 1999 was primarily due to an increase in the monthly provision for loan losses during 1999, mainly the result of a commercial loan totaling $1.35 million becoming non-performing in late 1998. The company charged-off $800,000 of this loan during the fourth quarter of 1999 and $90,000 during the third quarter of 2000.

Noninterest income totaled $1,635,000 for the year ended December 31, 2000, $112,000, or 7.4%, higher than the $1,523,000 recorded for the year ended December 31, 1999. This increase was mostly due to commissions generated from GTPS Insurance Agency and brokerage commissions generated from Scout Brokerage Services, Inc. Insurance sales commissions increased $77,000 from $625,000 reported for the year ended December 31, 1999 to $702,000 for the year ended December 31, 2000. Brokerage sales commissions increased $54,000 from $152,000 reported for the year ended December 31, 1999 to $206,000 for the year ended December 31, 2000. Noninterest expense was $5,610,000 for the year ended December 31, 2000, $56,000, or 1.0%, higher than the $5,554,000 reported for the year ended December 31, 1999.

Net income totaled $241,000 for the quarter ended December 31, 2000, compared to $133,000 for the quarter ended December 31, 1999. Basic earnings per share and fully diluted earnings per share for the fourth quarter of 2000 were $0.24, compared to $0.11 in 1999.

Total assets at December 31, 2000 were $159.7 million, an increase of $5.4 million, or 3.5%, from total assets of $154.3 million at December 31, 1999.

First Federal Savings Bank of Champaign-Urbana is head quartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank, through its subsidiary, Park Avenue Service Corporation, also provides full service brokerage activities through a third-party broker-dealer, Scout Brokerage Services, Inc., and sells insurance products through the GTPS Insurance Agency. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Great American Bancorp, Inc. stock is traded on the Nasdaq National Market System under the symbol "GTPS."

                                ###
                          GTPS-pr-2001-01

Great American Bancorp, Inc.
Consolidated Balance Sheet
December 31, 2000 and December 31, 1999
(in thousands)
                                        December 31, 2000       Dec. 31, 1999
                                              (Unaudited)
----------------------------------------------------------------------------
ASSETS
Cash and due from banks                       $     6,104        $      5,560
Interest-bearing demand deposits                    4,539               4,453
                                             --------------------------------
 Cash and cash equivalents                         10,643              10,013

Investment securities:
 Available for sale                                 3,009               2,977
 Held to maturity                                   3,153               3,463
Loans                                             133,620             128,431
 Allowance for loan losses                           (889)               (703)
                                             --------------------------------
  Net loans                                       132,731             127,728
Premises and equipment                              6,802               7,188
Federal Home Loan Bank stock                          890                 767
Other assets                                        2,449               2,173
                                             --------------------------------
   Total assets                               $   159,677        $    154,309
                                             =================================
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
 Deposits
  Noninterest bearing                         $    11,573        $      8,565
  Interest bearing                                112,112             114,280
                                             --------------------------------
   Total deposits                                 123,685             122,845
 Federal Home Loan Bank advances                   14,000               8,000
Other liabilities                                   1,760               1,693
                                             --------------------------------
   Total liabilities                              139,445             132,538
                                             --------------------------------
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value
 Authorized and unissued --
  1,000,000 shares                                     --                  --
Common stock, $0.01 par value
 Authorized -- 7,000,000 shares
 Issued and outstanding -- 2,052,750 shares            21                  21
Paid-in-capital                                    20,036              19,968
Retained earnings --
 substantially restricted                          17,043              16,521
Net unrealized gain on securities
 available for sale                                     5                 (13)
                                             --------------------------------
                                                   37,105              36,497
Less:
 Treasury stock - 1,014,250 and
  829,035 shares                                  (16,570)            (14,019)
 Unearned employee stock
  ownership plan shares                              (197)               (410)
 Unearned incentive plan shares                      (106)               (297)
                                              --------------------------------
                                                  (16,873)            (14,726)
                                              --------------------------------
Total stockholders' equity                         20,232              21,771
                                              --------------------------------
Total liabilities and
 stockholders' equity                         $   159,677        $    154,309
                                              ================================

Great American Bancorp, Inc.
Consolidated Income Statement
For the Twelve Months Ended December 31, 2000 and December 31, 1999 (unaudited, in thousands, except share data)

                                      Twelve Months Ended   Twelve Months Ended
                                       December 31, 2000     December 31, 1999
------------------------------------------------------------------------------
Interest income:
 Loans                                       $     10,642       $       10,157
 Investment securities
  Taxable                                             451                  262
  Tax exempt                                           17                   28
 Deposits with financial
  institutions and other                              256                  578
                                              --------------------------------
   Total interest income                           11,366               11,025
                                              --------------------------------
Interest expense:
 Deposits                                           5,017                4,856
 Other                                                594                  459
                                              --------------------------------
   Total interest expense                           5,611                5,315
                                              --------------------------------
   Net interest income                              5,755                5,710
Provision for loan losses                             300                  573
                                              --------------------------------
   Net interest income after
     provision for loan losses                      5,455                5,137
                                              --------------------------------
Noninterest income:
 Brokerage commissions                                206                  152
 Insurance sales commissions                          702                  625
 Service charges on deposit accounts                  560                  567
 Loan servicing fees                                   16                   19
 Other customer fees                                  145                  144
 Other income                                           6                   16
                                              --------------------------------
   Total noninterest income                         1,635                1,523
                                              --------------------------------
Noninterest expense:
 Salaries and employee benefits                     3,055                2,908
 Net occupancy expenses                               638                  567
 Equipment expenses                                   620                  598
 Data processing fees                                  86                  108
 Deposit insurance expense                             25                   71
 Printing and office supplies                         271                  282
 Legal and professional fees                          230                  292
 Directors and committee fees                          98                  100
Insurance expense                                     45                   48
 Marketing and advertising expenses                   167                  169
 Other expenses                                       375                  411
                                              --------------------------------
   Total noninterest expense                        5,610                5,554
                                              --------------------------------
   Income before income tax                         1,480                1,106
Income tax expense                                    497                  462
                                              --------------------------------
   Net income                                 $       983        $         644
                                              ================================
Earnings per share:
 Basic                                        $      0.92        $        0.53
                                              ================================
 Diluted                                      $      0.91        $        0.52
                                              ================================

Great American Bancorp, Inc.
Consolidated Income Statement
For the Three Months Ended December 31, 2000 and December 31, 1999 (unaudited, in thousands, except share data)

                                            Quarter Ended        Quarter Ended
                                        December 31, 2000    December 31, 1999
------------------------------------------------------------------------------
Interest income:
 Loans                                       $      2,723        $       2,584
 Investment securities
  Taxable                                             114                  115
  Tax exempt                                            4                    5
 Deposits with financial
  institutions and other                               48                   61
                                              --------------------------------
   Total interest income                            2,889                2,765
                                              --------------------------------
Interest expense:
 Deposits                                           1,299                1,212
 Other                                                203                  104
                                              --------------------------------
   Total interest expense                           1,502                1,316
                                              --------------------------------
   Net interest income                              1,387                1,449
Provision for loan losses                              75                  150
                                              --------------------------------
   Net interest income after
     provision for loan losses                      1,312                1,299
                                              --------------------------------
Noninterest income:
 Brokerage commissions                                 59                   36
 Insurance sales commissions                          133                  148
 Service charges on deposit accounts                  146                  150
 Loan servicing fees                                    2                    5
 Other customer fees                                   34                   37
 Other income                                          --                    1
                                              --------------------------------
   Total noninterest income                           374                  377
                                              --------------------------------
Noninterest expense:
 Salaries and employee benefits                       781                  723
 Net occupancy expenses                               140                  101
 Equipment expenses                                   170                  281
 Data processing fees                                  21                   21
 Deposit insurance expense                              6                   18
 Printing and office supplies                          67                   73
 Legal and professional fees                           58                   49
 Directors and committee fees                          24                   25
 Insurance expense                                     12                   11
 Marketing and advertising expenses                    34                   35
 Other expenses                                       123                  104
                                              --------------------------------
   Total noninterest expense                        1,436                1,441
                                              --------------------------------
   Income before income tax                           250                  235
Income tax expense                                      9                  102
                                              --------------------------------
   Net income                                 $       241        $         133
                                              ================================
Earnings per share:
 Basic                                        $      0.24        $        0.11
                                              ================================
 Diluted                                      $      0.24        $        0.11
                                              ================================

Great American Bancorp, Inc.
Selected Financial Data
(unaudited, in thousands, except per share data)

                                                    As of                As of
                                        December 31, 2000    December 31, 1999
------------------------------------------------------------------------------
Total assets                                $     159,677        $     154,309
Total loans, net                                  132,731              127,728
Allowance for loan losses                             889                  703
Non-performing assets                                 306                  468
Non-performing assets to total assets               0.19%                0.30%
Allowance for loan losses to total assets           0.56%                0.46%
Investment securities                               6,162                6,440
Total deposits                                    123,685              122,845
Checking deposits                                  28,458               24,475
Money market deposits                               9,850                9,332
Passbook savings deposits                          14,029               14,705
Certificates of deposit                            71,348               74,333
Total borrowings                                   14,000                8,000
Total stockholders' equity                         20,232               21,771



                              For the Three Months       For the Twelve Months
                                Ended December              Ended December
                                2000       1999               2000       1999
                                  (unaudited)                   (unaudited)
------------------------------------------------------------------------------
Net interest margin             3.87%      4.13%              4.06%      4.02%
ROA (annualized)                0.61%      0.34%              0.63%      0.41%
ROE (annualized)                4.77%      2.41%              4.73%      2.86%



NEWS RELEASE


Great American Bancorp, Inc.
Holding Company for First Federal Savings Bank of Champaign-Urbana

FOR IMMEDIATE RELEASE
January 12, 2001

Contact:	Ms. Jane F. Adams
		Chief Financial Officer and Investor Relations
		(217) 356-2265


GREAT AMERICAN BANCORP, INC.
ANNUAL MEETING DATE - APRIL 24, 2001

Champaign, Illinois - Great American Bancorp, Inc. (Nasdaq/GTPS). Great American Bancorp, Inc., the holding company for First Federal Savings Bank of Champaign-Urbana, Champaign, Illinois, has announced that its Annual Meeting of Stockholders will be held on Tuesday, April 24, 2001 at 9:30 a.m., Central Time, at the offices of First Federal Savings Bank of Champaign-Urbana, 1311 S. Neil Street, Champaign, Illinois. The Company intends to distribute its proxy solicitation materials on approximately March 23, 2001.

First Federal Savings Bank of Champaign-Urbana is head quartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank, through its subsidiary Park Avenue Service Corporation, also provides full service brokerage activities through a third-party broker-dealer, Scout Brokerage Services, Inc., and sells insurance products through the GTPS Insurance Agency. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

Great American Bancorp, Inc. stock is traded on the Nasdaq National Market System under the symbol "GTPS".

###
GTPS-pr-2001-02